EXHIBIT 2.4(A)(V) PRIVATE

                   SUBORDINATION AGREEMENT

     This Subordination Agreement is executed by SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION ("Lender"), ECB, INC. ("Parent"), a Florida corporation, Parent's subsidiaries (collectively, Parent and its current and future
subsidiaries  are  "Borrowers"),  and   HANDEX  CORPORATION  (the  "Subordinate
Creditor"), a Delaware corporation, to induce Lender to extend credit to Borrowers. Lender, Borrowers, and the Subordinate Creditor agree as follows:
          BACKGROUND. This Subordination Agreement is executed pursuant to the Loan and Security Agreement (the "Credit Agreement") between Lender and Borrow-ers that is dated the same date as this Subordination Agreement. Lender requires the execution of this Subordination Agreement as a condition precedent to extending the line of credit and term loan facilities (collectively, the "Loan") contemplated by the Credit Agreement. Proceeds of the Loan will be used for Borrowers' working capital and to finance Parent's acquisition of the shares of common stock of Handex Environmental, Inc. and its subsidiaries from Subordinate Creditor pursuant to a Stock Purchase Agreement dated November , 1996 ("Purchase Agreement"). In connection with the Acquisition, Parent has delivered to Subordinate Creditor its $3,700,000 Promissory Note (the "Seller Note"), which will be guaranteed by each of Parent's subsidiaries. Parent has also delivered to Subordinate Creditor 2,000 shares of its Series A Preferred Stock (the "Preferred Stock"), a warrant to purchase 300,000 shares of its common stock at $1.32 per share, and a warrant to purchase 85,000 shares of its common stock at $1.60 per share (collectively, the "Warrants"). The Warrants, Preferred Stock, and common stock issuable on exercise of the Warrants are all mandatorily redeemable by Parent at Subordinate Creditor's option under circumstances described in the documents governing the Warrants and the Preferred Stock. Unless otherwise expressly indicated, all capitalized terms used in this Subordination Agreement have the respective meanings attributed to them in the Credit Agreement, and the definitions of those terms in the Credit Agreement are incorporated by reference in this Subordination Agreement.
          SUBORDINATION. In consideration of the benefits that will inure to the Subordinate Creditor and Borrowers from the extension of credit by Lender to Borrowers, and according to the terms and conditions of this Subordi nation Agreement, the Subordinate Creditor subordinates the liabilities, obligations, and indebtedness of Borrowers to it under and only under (i) the Seller Note,
(ii) guarantees of the Seller Note, (iii) dividend payment and redemption obligations under the Preferred Stock, and (iv) redemption and repurchase obliga tions under the Warrants, and all renewals and extensions of any of the foregoing (collectively, the "Subordinated Debt") to all liabilities, obligations, and indebtedness (including interest) of Borrowers to Lender (including all indebtedness pertaining to the Loan), however and whenever incurred or evidenced, whether sole, joint, or several, whether due or to become due, whether now existing or later owed, created, acquired, advanced, or con-tracted, and whether direct, accrued, unaccrued, primary, secondary, absolute, contingent, asserted, unasserted, liquidated, or unliquidated, and all renewals and extensions of any of the foregoing and all costs incurred by Lender in connection with the collection, enforcement, administration, and interpretation of any of the foregoing liabilities, obligations, and indebtedness (collectively, the "Senior Debt").
          REPRESENTATION;  PRIOR  RIGHTS   OF  SENIOR  DEBT.    Borrowers   and
Subordinate Creditor represent that Subordinate Creditor alone is entitled to payment of the Subordinated Debt. The Subordinated Debt is subject to the right of prior payment in full of all the Senior Debt. Except as otherwise provided in Section 4 of this Subordination Agreement, Borrowers shall not make any payment to the Subordinate Creditor on account of the Subordinated Debt, or give the Subordinate Creditor any security or collateral for any of the Sub ordinated Debt, or apply any assets or property of Borrowers to retire or purchase any of the Subordinated Debt, unless all the Senior Debt has been fully paid and the commitment to lend money pursuant to the Credit Agreement terminated. Except as provided in Section 4 with respect to "Permitted Payments," regardless of the due date of any Subordinated Debt, the Subordinate Creditor expressly waives all rights to payment of the Subordinated Debt by Borrowers before Borrowers have fully paid all the Senior Debt and the commitment to lend money pursuant to the Credit Agreement terminated. The Subordinate Creditor shall not accept, demand, or receive from Borrowers any payment or security interest in contravention of this Subordination Agreement. If a claim is made against Lender for recovery or repayment of any amount received by it in payment or on account of any Senior Debt (for example, the avoidance of any payment of a Senior Debt as a preference under the United States Bankruptcy Code), and if Lender repays all or a portion of the claim pursuant to a judicial order, decree, or judgment or pursuant to a settlement or compromise of the claim, the amount repaid or recovered will not constitute payment of the Senior Debt and will be treated as if it had never been received by Lender. In addition, the Subordinate Creditor shall not transfer to a third party who is not a party to this Subordination Agreement any obligation of Borrowers to the Subordinate Creditor that constitutes a Subordinated Debt or take any other action designed to secure indirectly from Borrowers any payment in contravention of this Subordination Agreement.
          PERMITTED PAYMENTS; SUBORDINATE CREDITOR'S RIGHTS; TURNOVER OF PAYMENTS; NOTICE OF DEFAULT; PERMITTED LIENS.
     (A) CERTAIN PERMITTED PAYMENTS BEFORE A SENIOR DEBT DEFAULT. This Subordination Agreement does not prohibit the making or accepting of the "Permitted Payments" specified below to Subordinate Creditor by Borrowers, if all of the following conditions precedent and subsequent are satisfied: (A) no "Senior Debt Default" exists when the payment is made , (B) no Senior Debt Default would result from the payment, and (C) Borrowers comply with the financial covenants set forth in Section 6.21 ("Financial Covenants") of the Credit Agreement each time Borrowers' compliance with those financial covenants is measured for the period that includes the date on which the payment is made. For purposes of this section, a "Permitted Payment" includes the following:
         (i) payment of regular scheduled accrued interest (at non-default rates) pursuant to Section 1.1 of the Seller Note for each month after January 1, 1998;
         (ii) payment under the Seller Note of mandatory scheduled principal payments pursuant to Section 1.2 on and after April 30, 1999
    and  Section  1.6   (mandatory  prepayment  on   a  "Qualified   Public
    Offering"), and mandatory prepayment of the Seller Note on an Event of Default under Sections 7(g) or 7(h) of the Seller Note;
         (iii) payment of regular accruing dividends (at non-default rates) on the Parent's Series A Preferred Stock (understood to accrue at $13,334 per month) for each month after January 1, 1998;
         (iv) payment of the mandatory redemption payments with respect to the Parent's Series A Preferred Stock following (A) April 15, 2003,


                             -3-
    or (B) a "Qualified Public Offering,"  as described in Section 5(i)  of the Terms of Series A Preferred Stock attached as Exhibit 2.2(c) to the Purchase Agreement, or (C) any of the events described in Section 5(i)(a), (b), or (c) of the foregoing preferred stock terms; and
         (v)    payment of the mandatory repurchase payments with  respect to the Warrants following (a) the sixth anniversary of issuance date of the Warrants or (b) a "Qualified Public Offering," as described in Sections 12.1 and 12.2 of the Warrants.
For purposes of this Section, a "Senior Debt Default" is a default arising from Sections 10.1, 10.4, 10.5, 10.6, 10.9, 10.10, 10.12, 10.13, 10.15, 10.16, 10.17,
or 10.18 of the Credit Agreement, or a default under Section 10.3 that arises from a default under the covenants set forth in Sections 6.1, 6.3, 6.4, 6.10, 6.15, 6.21, or Article 7 of the Credit Agreement. Any of the above payments accepted by Subordinate Creditor without satisfaction of the specified conditions precedent and subsequent (regarding the absence of a Senior Debt Default and compliance with the Financial Covenants in Section 6.21 of the Credit Agreement) will not be Permitted Payments and will be immediately paid by the Subordinate Creditor to the Lender in accordance with Section 6 of this Subordination Agreement.
    (B)  VOLUNTARY PREPAYMENTS.    Without the  prior  written  consent of  the
Lender, Borrowers shall not make, and the Subordinate Creditor shall not accept, any voluntary prepayment of the Subordinated Debt, any voluntary redemption or repurchase of the Preferred Stock, or any voluntary redemption or repurchase of the Warrants or securities issuable on exercise of the Warrants.
    (C) THE SUBORDINATE CREDITOR'S RIGHTS FOLLOWING A DEFAULT. For 180 days following its receipt of notice of a Senior Debt Default required to be delivered pursuant to Section 4(e), the Subordinate Creditor shall not, without Lender's prior written consent, ask, demand, accelerate, sue for, accept, or receive any part of the Subordinated Debt. This 180-day period will be terminated early on any of the following: (i) cure or waiver of the Senior Debt Default, or (ii) with respect to the Senior Note only, a Qualifying Public Offering or an Event of Default under Section 7(g) or 7(h) of the Senior Note, or (iii) with respect to the Preferred Stock only, any event requiring a mandatory redemption before April 15, 2003, (iv) with respect to the Warrants only, any event requiring a mandatory repurchase of the Warrants before the sixth anniversary of their original issuance date, or (v) Lender's acceleration of the Senior Debt and pursuit of its rights and remedies with respect thereto. Following the termination or expiration of the 180-day period or the occurrence of one of the events listed in clauses (ii), (iii), or (iv) above, and notwithstanding the existence of a Senior Debt Default, Subordinate Creditor may accelerate and pursue any of its other rights and remedies and collect amounts due with respect to the Subordinated Debt, subject to Borrower's rights under the terms and conditions of the Subordinated Debt, all of Lender's rights under the Credit Agreement and other Loan Documents, and the provisions regarding turnover of collected amounts of subsection (d) below.
    (D) TURNOVER OF PAYMENTS. Notwithstanding any of the foregoing provisions of subsection (c) regarding Subordinate Creditor's rights on a default, while a Senior Debt Default exists, and until all of the Senior Debt has been fully paid and any commitment to lend money pursuant to the Credit Agreement terminated, Lender will enjoy prior right of payment in all cases and the Subordinate Creditor immediately shall deliver to Lender any cash and property realized from Borrowers with respect to the Subordinated Debt in the form received (except for any assignment or endorsement requested by Lender) for application to the Senior Debt (whether due or not due), and until so delivered, the Subordinate Creditor shall hold all that cash and other property pursuant to an express trust for the


                             -4-
benefit of Lender unless prohibited by law or by an order of any court. If Subordinate Creditor does turn over to Lender amounts received from Borrower, the amount turned over will not constitute payment of the Subordinated Debt, and will be treated as if it had never been received by Subordinate Creditor. A Senior Debt Default will be deemed to continue until cured or waived as evidenced by Lender's notice required under Section 4(e) below.
    (E)  NOTICE REQUIREMENTS.  Subordinate Creditor shall promptly notify Lender
of any default  with respect  to the Subordinate Debt.   Lender shall  promptly
notify Subordinate Creditor of any Senior Debt Default and of any waiver or cure thereof. Any failure of Lender to send this notice will not be prejudicial to Lender with respect to enforcement of its rights under this Subordination Agreement after the notice date.
    (F) PERMITTED LIEN. This Subordination Agreement does not prohibit the granting of the security interests in the shares of Parent and its subsidiaries contemplated by the Seller Note nor the taking of any action permitted by the instruments granting such security interests after the expiration or termination of the 180-day period specified in (c) above or the occurrence of one of the events listed in clauses (c) (ii), (iii), or (iv) above, subject to the Subor-dinate Creditor's obligation to turn over to Lender any proceeds pursuant to subsection (d). Following any assumption of control over Parent by Subordinate Creditor, Borrowers shall not make, and Subordinate Creditor shall not accept, any payment of the Subordinated Debt, until the Senior Debt Default has been cured or until all of the Senior Debt has been fully paid and any commitment to lend money pursuant to the Credit Agreement terminated.
    LIQUIDATION PROCEEDINGS.   In  the  event of  any  bankruptcy,  insolvency,
receivership, liquidation, reorganization, or other similar proceeding relating to Borrowers or their creditors, as such, whether or not involving bankruptcy or insolvency, and subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred on the holders of the Senior Debt under this Subordination Agreement, (a) all of the Senior Debt will be paid first in full before any payment or distribution of any kind, whether in cash, securities, obligations, or other property, is made on account of the Subordinate Debt, and (b) Lender is entitled to receive for application and payment on account of the Senior Debt any payment or distribution of any kind and character (whether in cash, property, or securities) that is payable or deliverable in any such proceeding in respect of the Subordinated Debt, except for securities that are subordinate and junior in right of payment to the payment of all the Senior Debt then outstanding.
         PROHIBITED  RECEIPTS  AND  PAYMENTS.    Except  for  certain  Permitted
Payments made in accordance with the conditions set forth in section 4(a) (regarding the absence of a Senior Debt Default and compliance with the financial covenants in Section 6.21 of the Credit Agreement), if the Subordinate Creditor receives any cash or other property in payment or on account of any Subordinated Debt before all of the Senior Debt has been fully paid and any commitment to lend money pursuant to the Credit Agreement terminated, the Subordinate Creditor immediately shall deliver the same to Lender in the form received (except for any endorsement or assignment requested by Lender) for ap-plication to the Senior Debt (whether due or not due), and, until so deliverable, the Subordinate Creditor shall hold all that cash and other property pursuant to an express trust for the exclusive benefit of Lender, unless otherwise required by law or court order. If Subordinate Creditor does turn over to Lender amounts received from Borrower, the amount turned over will not constitute payment of the Subordinated Debt, and will be treated as if it had never been received by Subordinate Creditor. In the event of the failure of the Subordinate Creditor to make this assignment or endorsement or the similar assignment or endorsement required under Section 4(d), Lender, or any of its


                             -5-
officers or employees on behalf of Lender, is authorized in its own name or in the name of Subordinate Creditor to make the same, and is hereby appointed the Subordinate Creditor's attorney-in-fact for those purposes, that appointment being coupled with an interest and irrevocable.
         REVOCATION. This Subordination Agreement constitutes a continuing agreement of subordination by the Subordinate Creditor, and Lender, without notice to the Subordinate Creditor, may loan money, extend credit, and make other financial accommodations to or for the account of Borrowers in reliance on this Subordination Agreement until the Senior Debt has been fully paid and any commitment to lend money pursuant to the Credit Agreement terminated.
         EVIDENCE OF SUBORDINATED DEBT, PREFERRED STOCK, AND WARRANTS; REPRESENTATIONS. (a) The Subordinate Creditor and Borrowers agree and warrant that any instrument, agreement, security, or other writing now or hereafter evidencing all or any portion of the Subordinate Debt, Preferred Stock, and Warrants shall bear on its face a clear and conspicuous legend that it is subject to the terms of this Subordination Agreement. True and complete copies of all documents relating to the Subordinate Debt, Preferred Stock, and Warrants in effect as of the date of this Subordination Agreement have been furnished to Lender.
    (b) The execution, delivery, and performance of this Agreement is within the corporate powers of the Subordinate Creditor, has been duly authorized by all necessary corporate action of the Subordinate Creditor, and does not contravene any statute, regulation, rule, order, or judgment, any charter, bylaw, or preference stock provision of Subordinate Creditor, or any provision of any mortgage, indenture, contract, or other agreement binding on the Subordinate Creditor or affecting its properties, which would prohibit, or cause a default under or in any way prevent the execution, delivery, or carrying out of the terms of this Subordination Agreement.
    (c) Until the Senior Debt has been paid in full and the commitment to lend money under the Credit Agreement terminated, Borrowers shall not issue any instrument, security, or other writing evidencing any part of the Subordinated Debt, Preferred Stock, or Warrants, except for the Seller Note, Warrants and terms of Series A Preferred Stock, or amend or modify in any respect any such instrument, security, preference stock provision, or other writing, if the effect is to (i) increase the amount of indebtedness, stated value, or interest or dividend rate thereunder or (ii) accelerate the repayment schedule.
         SCOPE OF SUBORDINATION. The obligations of the Subordinate Creditor under this Subordination Agreement will not be affected, released, diminished, or discharged in any manner by any change or indulgence (including a gratuitous indulgence not effected by legal modification) made or granted by Lender with respect to any Senior Debt or by any circumstance whatsoever that might vary the risk of the Subordinate Creditor under this Subordination Agreement, including any of the following: (a) a waiver of, or acquiescence in, a default with respect to any Senior Debt; (b) a settlement or compromise of any Senior Debt or any collateral for it; (c) the sale, release, or other disposition of any collateral for any Senior Debt; (d) any invalidity, irregularity, or unenforceability of all or any portion of the Senior Debt (e) any action, omission, or delay in the enforcement by Lender of any right or remedy against Borrowers or others (including any guarantor) or any collateral or security with respect to any Senior Debt; or (f) a change in the name, location, structure, or composition of Borrowers, or a merger, consolidation, reorganization, or dissolution of Borrowers, or any change in the shareholders of Borrowers.
    LEGAL  PROCEEDINGS.     The   validity,  construction,   enforcement,   and
interpretation of this Subordination Agreement are  governed by the laws of  the


                             -6-
State of Florida and the United States of America, excluding the laws of those jurisdictions relating to resolution of conflict with laws of other jurisdictions. Lender, Borrowers, and the Subordinate Creditor consent and agree that a proper and convenient (although nonexclusive) venue for any litigation relating to this Subordination Agreement or any agreement or instrument executed by the parties pursuant to this Subordination Agreement, is any court in the State of Alabama having subject matter jurisdiction, and each party waives any defense whether asserted by motion or pleading that the State of Alabama is an improper or inconvenient venue.
         CONTINUED EFFECTIVENESS OF THIS AGREEMENT. In the event of any sale or transfer of Subordinated Debt, the Subordinate Creditor shall cause the transferee to execute and deliver to Lender an agreement substantially identical to this Subordination Agreement providing for the continued subordination of the Subordinated Debt and for the continued effectiveness of all of the rights of Lender under this Subordination Agreement (although this provision is not a waiver of the above prohibition on transfer of the Subordinated Debt).
          FURTHER ASSURANCES. At any time and from time to time, on request by Lender, Borrowers and the Subordinate Creditor shall promptly make, execute, and deliver to Lender any further amendments, assignments, instruments, or further assurance or other documents that Lender may deem desirable to (i) negotiate or assign the documents pertaining to the Loan, or (ii) enable Lender to sell participations in the Loan.
    MISCELLANEOUS. Time is of the essence with respect to the performance by Borrowers and Subordinate Creditor of their obligations under this Subordination Agreement. This Subordination Agreement will become effective as of its stated date of execution, when it has been executed by Lender, Borrowers, and the Subordinate Creditor. A waiver, amendment, modification, or termination of this Subordination Agreement will be valid and effective only if it is in writing and signed by Lender, Borrowers, and Subordinate Creditor. In addition, a written waiver of a breach of any provision of this Subordination Agreement will not operate as a waiver of a breach of any other provision or of a succeeding breach of the same provision or as a waiver of the provision itself. A delay, omission, or course of dealing on the part of Lender in exercising any right, power, or remedy will not operate as a waiver of it, and a single or partial exercise of any right, power, or remedy does not preclude any further exercise of it or the exercise of any other right, power, or remedy. The exercise or nonexercise by Lender of any right, power, or remedy does not constitute a waiver of any breach by the Subordinate Creditor or Borrowers of any provision of this Subordination Agreement. As used in this Subordination Agreement, (a) the word "including" is always without limitation, (b) words in the singular number include words of the plural number and vice versa, and (c) the term "costs" includes all fines, penalties, interest, internal expenses, amounts paid in settlement, fees, costs, and expenses of experts, witnesses, collection agents, and supersedeas bonds, and reasonable attorneys' fees, costs, and expenses, whether incurred before or after demand for payment or the commencement of legal proceedings, and whether incurred pursuant to trial, appellate, mediation, bankruptcy, arbitration, administrative, or judgment-execution proceedings. This Subordination Agreement inures to the benefit of Lender and its assigns and successors and is binding on Borrowers, the Subordinate Creditor and their respective assigns and successors, provided, however, that Lender shall not assign the Loan, the Credit Agreement, or the Loan Documents to any person or entity that is not a bank, financial institution, or investment company without the prior written consent of Subordinate Creditor.

EXECUTED:               , 199   , in


                             -7-
          --------------      ---     ----------------------

                             ECB, INC.

                             By:
                                  ----------------------------
                             Name:
                                  ----------------------------
                             Title:
                                  ---------------------------
                             Attest:
                                    -------------------------
                                                    Secretary

                             HANDEX ENVIRONMENTAL, INC.

                             By:
                                  ----------------------------
                             Name:
                                  ----------------------------
                             Title:
                                  ---------------------------
                             Attest:
                                    -------------------------
                                                    Secretary
                             HANDEX ENVIRONMENTAL MANAGEMENT,
                               INC.

                             By:
                                  ----------------------------
                             Name:
                                  ----------------------------
                             Title:
                                  ---------------------------
                             Attest:
                                    -------------------------
                                                    Secretary
                             HANDEX OF NEW JERSEY, INC.

                             By:
                                  ----------------------------
                             Name:
                                  ----------------------------
                             Title:
                                  ---------------------------
                             Attest:
                                    -------------------------
                                                    Secretary


                             -8-
                             HANDEX OF NEW ENGLAND, INC.

                             By:
                                  ----------------------------
                             Name:
                                  ----------------------------
                             Title:
                                  ---------------------------
                             Attest:
                                    -------------------------
                                                    Secretary
                             HANDEX OF MARYLAND, INC.

                             By:
                                  ----------------------------
                             Name:
                                  ----------------------------
                             Title:
                                  ---------------------------
                             Attest:
                                    -------------------------
                                                    Secretary
                             HANDEX OF THE CAROLINAS, INC.

                             By:
                                  ----------------------------
                             Name:
                                  ----------------------------
                             Title:
                                  ---------------------------
                             Attest:
                                    -------------------------
                                                    Secretary

                             HANDEX OF FLORIDA, INC.

                             By:
                                  ----------------------------
                             Name:
                                  ----------------------------
                             Title:
                                  ---------------------------
                             Attest:
                                    -------------------------
                                                    Secretary
                             HANDEX OF OHIO, INC.



                             -9-
                             By:
                                  ----------------------------
                             Name:
                                  ----------------------------
                             Title:
                                  ---------------------------
                             Attest:
                                    -------------------------
                                                    Secretary
                             HANDEX OF ILLINOIS, INC.

                             By:
                                  ----------------------------
                             Name:
                                  ----------------------------
                             Title:
                                  ---------------------------
                             Attest:
                                    -------------------------
                                                    Secretary

                             HANDEX OF COLORADO, INC.

                             By:
                                  ----------------------------
                             Name:
                                  ----------------------------
                             Title:
                                  ---------------------------
                             Attest:
                                    -------------------------
                                                    Secretary
                             HANDEX OF PENNSYLVANIA, LLC

                             By:
                                  ----------------------------
                             Name:
                                  ----------------------------
                             Title:
                                  ---------------------------
                             Attest:
                                    -------------------------
                                                    Secretary
                                SOUTHTRUST BANK OF ALABAMA,
                                  NATIONAL ASSOCIATION

                             By:
                                  ----------------------------


                             -10-
                             Name:
                                  ----------------------------
                             Title:
                                  ---------------------------
                             Attest:
                                    -------------------------
                                                    Secretary

                                HANDEX CORPORATION

                             By:
                                  ----------------------------
                             Name:
                                  ----------------------------
                             Title:
                                  ---------------------------
                             Attest:
                                    -------------------------
                                                    Secretary

bca2(415) 11/12/96 2:00 PM



















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